UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2019

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 988-3600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

First-Priority Senior Secured Notes

General

On September 23, 2019 (the “Closing Date”), Prime Security Services Borrower, LLC, a Delaware limited liability company (the “Issuer”), and Prime Finance Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each a wholly owned indirect subsidiary of ADT Inc. (the “Company”), successfully completed the previously announced offering (the “Offering”) of an additional $600 million aggregate principal amount of 5.750% first-priority senior secured notes due 2026, issued under the existing indenture, dated as of April 4, 2019 (the “Notes”).

The Issuers will use the proceeds from the Offering and the previously announced Refinancing Term Loans (as defined below), as well as borrowings under the Issuer’s revolving credit facility and cash on hand, to (i) refinance approximately $3,414 million aggregate principal amount of term loans due 2022 outstanding under the First Lien Credit Agreement, (ii) repurchase or redeem in full the outstanding $300 million aggregate principal amount of 5.250% First-Priority Senior Secured Notes due 2020 (the “2020 Notes”) of The ADT Security Corporation, a Delaware corporation and a wholly owned indirect subsidiary of the Company (“ADTSC”), and (iii) pay related fees and expenses in connection with the transaction.

The Notes were offered and sold to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act and to certain accredited investors as defined under Regulation D under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

On the Closing Date, the Issuers and certain subsidiaries of the Issuers (the “Guarantors”) entered into a Supplemental Indenture relating to the Notes, dated as of the Closing Date (the “Supplemental Indenture”), supplementing the Indenture, dated April 4, 2019, by and among the Issuers, the Guarantors, as guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”) (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”). The Issuers’ obligations under the Notes and the Indenture are guaranteed, jointly and severally, on a senior secured first-priority basis, by each of the Issuer’s existing domestic subsidiaries that guarantees its First Lien Credit Agreement, and by each of its future domestic subsidiaries that guarantees certain of its debt. The Notes and the related guarantees are secured by first-priority security interests in substantially all of the tangible and intangible assets owned by each Issuer and Guarantor, subject to certain permitted liens and exceptions as further described in the Indenture and the related security documents.

Maturity and Interest Payments

The Notes will mature on April 15, 2026. Interest on the Notes will accrue at 5.750% per annum and will be paid semi-annually, in arrears on March 15 and September 15 of each year, beginning March 15, 2020.

Redemption

The Issuers may redeem the Notes, in whole or in part, at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by a quotation agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the redemption date discounted to the redemption date at an adjusted treasury rate plus 50 basis points.

Certain Covenants

The Indenture contains covenants that limit the ability of each Issuer and its restricted subsidiaries to, among other things: (i) incur certain liens; (2) enter into sale leaseback transactions; and (3) consolidate, merge or sell all or substantially all of its assets. These covenants are subject to a number of important limitations and exceptions. Additionally, upon the occurrence of specified change of control events, the Issuers must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date. The Indenture also provides for customary events of default.

The foregoing description of the Indenture, including the Supplemental Indenture, does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Indenture and the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 and which is incorporated by reference herein.

Credit Agreement Amendment

On the Closing Date, the Issuer entered into that certain Incremental Assumption and Amendment Agreement No. 9 (the “Credit Agreement Amendment”), by and among the Issuer, as borrower, Prime Security Services Holdings, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of the Company (“Holdings”), certain of the Issuer’s subsidiaries, the lenders party thereto, Barclays Bank PLC, as administrative agent (the “Administrative Agent”), and the other parties party thereto, which amends and restates that certain Eighth Amended and Restated First Lien Credit Agreement, dated as of July 1, 2015, as amended and restated on May 2, 2016, June 23, 2016, December 28, 2016, February 13, 2017, June 29, 2017, March 16, 2018, December 3, 2018 and March 15, 2019 (effective April 4, 2019) (the “First Lien Credit Agreement”), by and among the Issuer, as borrower, Holdings, the lenders party thereto from time to time, the Administrative Agent and the other parties named therein (as amended and restated by the Credit Agreement Amendment, the “Amended and Restated Credit Agreement”). On the Closing Date, pursuant to the Credit Agreement Amendment, the Issuer incurred $3,110 million aggregate principal amount of term loans due 2026, subject to the repayment, extension or refinancing with longer maturity debt of certain of the Issuer’s other indebtedness (the “Refinancing Term Loans”), the proceeds of will be used, together with the proceeds from the Offering and borrowings under the Issuer’s revolving credit facility and cash on hand, to (i) refinance approximately $3,414 million aggregate principal amount of term loans due 2022 outstanding under the First Lien Credit Agreement, (ii) repurchase or redeem the outstanding $300 million aggregate principal amount of the 2020 Notes in full and (iii) pay related fees and expenses in connection with the transaction.

The Credit Agreement Amendment amends the First Lien Credit Agreement to, among other things, (i) extend the maturity date of the term loans to the date that is seven years after the effective date of the Credit Agreement Amendment, subject to a springing maturity if certain long term indebtedness of the Issuer and its subsidiaries is not refinanced, (ii) reset the scheduled quarterly amortization payments to an annual amount equal to 1.0% of the original principal amount of the Refinancing Term Loans and (iii) make other changes to, among other things, provide the Issuer with additional flexibility to incur additional indebtedness and fund future distributions to the holders of our shares of common stock.

The foregoing description of the Credit Agreement Amendment and the Amended and Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein, and the full text of the Amended and Restated Credit Agreement, a copy of which is attached as Annex A to the Credit Agreement Amendment and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD.

Closing of the Offering

On the Closing Date, the Company announced the closing of the previously announced Offering and the repurchase of the outstanding aggregate principal amount of the 2020 Notes that were tendered pursuant to the Issuers’ previously announced tender offer. A copy of the press release announcing the closing is attached to this report as Exhibit 99.1 and incorporated by reference herein.

Expiration of Tender Offer

On September 23, 2019, the Company announced the tender results of the previously announced tender offer to purchase for cash (the “Tender Offer”) any and all of the 2020 Notes of ADTSC.

As of 12:00 a.m., New York City time, at the end of September 19, 2019, the tender deadline with respect to the Tender Offer (the “Expiration Time”), the Company was advised by D.F. King & Co., Inc., the tender and information agent for the Tender Offer, that ADTSC has received tenders from holders of $147,252,000 aggregate principal amount of the 2020 Notes pursuant to the Tender Offer, representing approximately 49.08% of the outstanding 2020 Notes, as well as $34,000 aggregate principal amount subject to the guaranteed delivery procedure described in the tender offer documents..

ADTSC accepted for purchase all 2020 Notes validly tendered and not withdrawn prior to the Expiration Time.

Each holder who validly tendered its 2020 Notes in the Tender Offer prior to the Expiration Time, and did not validly withdraw such 2020 Notes, will receive $1,013.15 for each $1,000 principal amount of 2020 Notes.

The Company issued a press release announcing the tender results of the Tender Offer, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Item 7.01 is incorporated by reference into ADTSC’s Offer to Purchase, dated September 12, 2019.

Notice of Redemption

On the Closing Date, ADTSC delivered a Notice of Redemption (the “Redemption Notice”) with respect to its outstanding 2020 Notes. The Redemption Notice was issued pursuant to the terms of the Indenture, dated as of March 19, 2014, as supplemented by the Officer’s Certificate, dated as of December 18, 2014 (the “Officer’s Certificate”), the First Supplemental Indenture, dated as of April 8, 2016, the Second Supplemental Indenture, dated as of May 2, 2016, the Third Supplemental Indenture, dated as of November 15, 2017, the Fourth Supplemental Indenture, dated as of April 18, 2018, the Fifth Supplemental Indenture, dated as of August 17, 2018, the Sixth Supplemental Indenture, dated as of January 7, 2019, and the Seventh Supplemental Indenture, dated as of January 30, 2019, among ADTSC, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, pursuant to which the 2020 Notes were issued (the “2020 Indenture”), and provided to redeem the outstanding 2020 Notes on October 23, 2019 (the “Redemption Date”) at a redemption price (the “Redemption Price”) calculated pursuant to the Officer’s Certificate, plus the accrued and unpaid interest on the 2020 Notes so redeemed (the “Redemption”). ADTSC shall recalculate the final Redemption Price prior to the Redemption Date in accordance with the provisions of the 2020 Indenture.

The information in this Item 7.01 is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act, if such subsequent filing specifically references this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1

First Supplemental Indenture, dated as of September 23, 2019, by and among Prime Security Services Borrower, LLC, Prime Finance Inc., the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee, relating to the $600 million aggregate principal amount of 5.750% first-priority senior secured notes due 2026.

10.1

Incremental Assumption and Amendment Agreement No. 9, dated as of September 23, 2019, by and among Prime Security Services Holdings, LLC, Prime Security Services Borrower, LLC, the lenders party thereto, Barclays Bank PLC, as administrative agent and the other parties party thereto.

99.1

Press Release, dated September 23, 2019, announcing Prime Security Services Borrower, LLC and Prime Finance Inc.’s Closing of First-Priority Notes, Credit Agreement Amendment and Results of Tender Offer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADT INC.

Date: September 23, 2019
	By:	/s/ Jeffrey Likosar
	Name:	Jeffrey Likosar
	Title:	Executive Vice President, Chief Financial Officer and Treasurer